IDIAL NETWORKS, INC.
                          SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made and entered by and between IDIAL NETWORKS, INC., a Nevada corporation ("Company"), on one hand, and Growth Enterprise Fund, S.A., a Panamanian corporation ("Purchaser"), and GlobalNet Systems, Inc., a Florida Corporation (the "Subsidiary") as of the date set forth on the signature page.

                                    RECITALS

     WHEREAS, Company provides enhanced telecommunication services using voice-over-internet technology. The business of Company is further described in Company's filings with the Securities and Exchange, which Purchaser has been provided access to and has reviewed;

     WHEREAS, Purchaser and the Subsidiary, the wholly-owned subsidiary of Purchaser and a Florida corporation, have entered into that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated May 20, 2003 with The Titan Corporation ("Titan"), a Delaware Corporation, and its wholly owned subsidiary, GlobalNet, Inc. ("GNI"), a Nevada corporation, whereby the Subsidiary has the right to acquire 100% of the issued and outstanding common stock of GNI from Titan and Purchaser has the right to acquire certain promissory notes, together with accrued interest payable by GNI, from Titan in the approximate amount of $15,600,000 (the "Notes"), in consideration for the release of certain guarantees provided by Titan for the benefit of GNI, as specifically described in Exhibit B to the Stock Purchase Agreement, the payment of approximately $2,000,000 to Titan and the issuance to Titan of a promissory note in the amount of $1,500,000;

     WHEREAS, as permitted by Section 12.6 of the Stock Purchase Agreement, Subsidiary and Purchaser agrees to assign (the "Assignment") all of their rights under the Stock Purchase Agreement, including the right to receive all of the issued and outstanding common stock of GNI, to Company, which such assignment is attached hereto and incorporated into this Agreement as Exhibit A, and has been consented to by Titan as set forth in Exhibit A, and provide an assignment of the Notes to Company, which such assignment is attached hereto and incorporated into this Agreement as Exhibit B, in consideration for (i) Company's issuance of 2,086,885,971 shares of Company's common stock, par value $.005 per share (the "Common Stock"); provided, however, in the event that Company does not payoff all of its outstanding secured convertible debentures purchased by an aggregate of five accredited investors purchased pursuant to the Securities Purchase Agreement dated February 2003, May 2003 and August 2003 prior to the expiration of 60 days from the date of this Agreement, then the Company will be required to issue 2,392,221,188 additional shares (the "Shares"), which such issuances of the Shares is subject to Company filing its Certificate of Amendment to its Certificate of Incorporation (the "Amended Charter") as set forth in Section 4.1 of this Agreement, and (ii) Company's issuance of 100,000 shares of Series A Preferred Stock and 100,000 shares of Series B Preferred Stock (the "Preferred Stock"), of which the rights, preferences, privileges and restrictions of the shares are as stated in the Certificate of Designation, which is attached hereto as Exhibit C;

     WHEREAS, Company has authorized the sale of the Shares, the Preferred Stock and the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Conversion Shares") (collectively referred to as the "Securities");

     WHEREAS, Company desires to issue and sell the Securities to Purchaser on the terms and conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                TERMS AND CLOSING

     1.1. Terms. Subject to the terms and conditions hereof, and in reliance upon the mutual representations, covenants, agreements and warranties herein contained, and for, and in mutual consideration by Company and Purchaser, the parties hereby agree that, at the closing:

          (i) Company shall sell, assign, transfer and convey to Purchaser (A) the Shares within three days of filing the Amended Charter as required under Section 4.1 and (B) the Preferred Stock; and

          (ii) In consideration for the sale of the Securities, the Subsidiary and Purchaser agree to assign all of their rights under the Stock Purchase Agreement, including the right to receive all of the issued and outstanding common stock of GNI, to Company and provide an assignment of the Note to Company.

     1.2. Closing. The date of the issuance and sale of the Securities pursuant to this Agreement shall be August 22, 2003 or such other mutually agreed upon time (the "Closing Date"). The closing of the transactions contemplated by this Agreement shall occur on the Closing Date at such location as may be agreed to by the parties.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company hereby represents and warrants, upon which representations and warranties Purchaser relies, as follows:

     2.1. Corporate Organization. Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, and has all requisite power and authority (corporate and other) to own, lease and operate its properties and carry on its business as it is now being conducted and to enter into this Agreement and to consummate the transactions contemplated hereunder. Company is qualified, licensed or registered to do business in any states where the nature of its business and activities and the character of the properties owned by it, require it to be so qualified, licensed or registered, except where the failure to be so qualified, licensed or registered would not have a materially adverse effect on the business or operations of Company.

     2.2. Power and Authority. Company has the full, absolute and unrestricted right, power, legal capacity and authority to enter into this Agreement, and to carry out the transaction contemplated hereby; nor will it violate any statute, law, regulation, rule, court or administrative judgment, order, writ, injunction or decree which is applicable to Company or any of its properties, or to which Company is subject or by which it is bound. All actions of Company necessary to authorize it to execute, deliver and consummate this Agreement have been duly and validly authorized and taken, and no further actions or authorizations are required. This Agreement constitutes the valid, legally binding obligation of

Company, and is enforceable in accordance with its terms. The Securities, when issued, will be duly authorized, validly issued, fully paid and non-assessable. The Securities, when issued, will be free and clear of all liens, charges, encumbrances, liabilities and restrictions of every kind, nature or description.

     2.3. No Violations. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach of, or constitute a default under, the Certificate or Articles of Incorporation or Bylaws of Company, or any agreement, instrument or obligation to which Company is a party or by which it is bound.

     2.4. SEC and Other Reports; Financial Statements. Company has filed with the SEC true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2000, under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "SEC Documents"). To the best of its knowledge, Company has complied with the reporting, disclosure or approval requirements of all other laws, rules and regulations of each other United States federal, state, local, municipal government or governmental agency or body or non-United States equivalent government or governmental agency or body, including any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency or entity regulating the issuance or exchange of securities applicable to or required to be complied with in respect of the issuance, sale, distribution or exchange of capital stock of Company. As of their respective dates, or if amended, as of the date of the last such amendment, the SEC Documents, including any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of Acquirer's Subsidiaries is required to file any forms, reports or other documents with the SEC. Each of the consolidated financial statements included in the SEC Documents (the "Financial Statements") (i) has been prepared from, and is in accordance with, the books and records of Company and its consolidated subsidiaries, if any, (ii) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) has been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be permitted by the rules of the SEC or indicated therein or in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments) and (iv) fairly presents the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of Company as of the times and for the periods referred to therein.

     2.5. No Undisclosed Liabilities. Except (a) as disclosed in the Financial Statements and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the most recent audited balance sheet contained in the Financial Statements pursuant to the terms of this Agreement, Company has no liability or obligation of any nature, whether or not accrued, contingent or otherwise, that has, or would be reasonably likely to have, a material adverse effect on the (i) business, assets, liabilities, financial condition or results of operations of Company,
(ii) ability of Company to conduct business in the manner in which Company currently conducts business, and (iii) the ability of Company to consummate the transactions contemplated by this Agreement.

     2.6. Capitalization. The authorized capital stock of Company immediately prior to giving effect to the transactions contemplated hereby consists of (i) 500,000,000 shares of Common Stock, of which 499,991,064 shares are issued and outstanding as of the date hereof, and (ii) 30,000,000 shares of preferred stock, no class or series of which has been designated and no shares of which are issued or outstanding as of the date hereof. All of the outstanding shares of Common Stock are, and the Securities when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to the Securities, will not be issued in violation of any preemptive right of stockholders. The Securities are not subject to any preemptive or subscription right. Except as set forth on Schedule 2.6, there is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Common Stock or preferred stock of Company.

     2.7. Accuracy of Representations and Warranties. None of the representations and warranties made by Company contained in this Agreement, including all Exhibits, nor in any statement, document, certificate, schedule, list, memorandum or other writing (collectively, "Statements") furnished or to be furnished by Company pursuant hereto, or in connection with the transactions contemplated hereby, is or will be incorrect or incomplete, or contains or will contain any untrue statement of fact, and none of such representations, warranties and Statements omits or will omit to state a fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Company which Company has not disclosed in this Agreement, or in an Exhibit hereto, or in a Statement, which adversely affects or may reasonably be expected to affect adversely the business or assets of Company.

     2.8 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Company directly with Purchaser without the intervention of any person on behalf of Company in such a manner as to give rise to any valid claim by any person against Company or Purchaser for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Company, upon which representations and warranties Company relies, as follows:

     3.1. Power and Authority. Purchaser has, and will at Closing have, the full, absolute and unrestricted right, power, legal capacity and authority to enter into this Agreement and to carry out the transaction contemplated hereby; nor will it violate any statute, law, regulation, rule, court or administrative judgment, order or decree which is applicable to Purchaser, or to which it is subject or by which it is bound. This Agreement constitutes the valid, legally binding obligation of Purchaser and is enforceable in accordance with its terms.

     3.2. Acquisition for Investment. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities, and is able to bear the economic risks of such investment. Purchaser acknowledges that:

          (i) it has been given the opportunity to ask questions of Company's management;

          (ii) the sale of the Securities has not been registered under the Securities Act of 1933, as amended (the "Securities Act"); there is no commitment to register the Securities under the Securities Act; and Purchaser is relying on the exemption from such registration provided by
     Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering; and

          (iii) the stock certificates representing the shares of Preferred Stock, Shares and Conversion Shares will be endorsed with the following legend:

               "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE 1933 ACT, OR UNLESS COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO COMPANY AND ITS COUNSEL, THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT."

     3.3 Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

     3.4. Accuracy of Representations and Warranties. None of the representations and warranties made by Purchaser contained in this Agreement, including all Exhibits, nor in any Statement furnished or to be furnished by Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, is or will be incorrect or incomplete, or contains or will contain any untrue statement of fact, and none of such representations, warranties and Statements omits or will omit to state a fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE IV
                             POST-CLOSING COVENANTS

     4.1 Amendment to Charter. Company shall use its best efforts to file the Amended Charter increasing Company's authorized shares of Common Stock so that the Company can issue all of the Shares issuable pursuant to this Agreement in accordance with Nevada law.

     4.2 Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions contemplated by this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

                                    ARTICLE V
                              CONDITIONS TO CLOSING

     5.1 Conditions to Company's Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for Company's sole benefit and may be waived by Company at any time in its sole discretion:

          (i) Purchaser shall have executed this Agreement, and delivered the same to Company;

          (ii) Purchaser shall deliver to Company the Assignment of its rights under the Stock Purchase Agreement;

          (iii) Purchaser shall deliver to Company the Consent executed by Titan;

          (iv) Purchaser shall deliver to Company the assignment of the Notes;
     and

          (v) the representations and warranties of Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

     5.2 Conditions to Purchaser's Obligation to Purchase. The obligation of Purchaser to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in its sole discretion:

          (i) Company shall have executed this Agreement, and delivered the same to the Buyer;

          (ii) Company shall have filed the Certificate of Designations of Series A Preferred Stock and delivered to Purchaser duly executed stock certificates representing the Preferred Stock and the Shares in accordance with Article I above; and

          (iii) the representations and warranties of Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Company at or prior to the Closing Date;

          (iv) the size of the Board shall have been increased from one to three, of which Purchaser shall be entitled to appoint the four vacancies to serve until their successors are elected and qualified; provided, however, such appointments of the directors are subject to the requirements of the filing of Schedule 14f-1 with the Securities and Exchange Commission and the delivery of Schedule 14f-1 to Company's shareholders at least ten
     (10) days prior to any appointment; and

          (v) Company shall have delivered to Purchaser agreements terminating as of the Closing Date all employment and severance agreements and other compensation agreements with executive officers of Company, except the existing employment agreements with Mark T. Wood and Thomas G. Seifert, which are attached hereto as Exhibit D.

                                    ARTICLE V
                                RESCISSION RIGHTS

     5.1. Rescission Rights of Purchaser. If any representation or warranty of Company contained in this Agreement or any covenant of Company contained in this Agreement shall be materially breached, or if Company fails to amend its charter to authorize the increase in the authorized Common Stock as provided under
Section 4.1, then, at any time from the Closing Date through the date six (6) months after the Closing Date, Purchaser may rescind the transactions contemplated by this Agreement by delivering written notice to Company of Purchaser's election to rescind this Agreement. Rescission shall be effective upon delivery of such written notice to Company without any further act by Purchaser.

     5.2 Termination Fee. In the event of rescission under Section 5.1, in addition to rescinding the transactions contemplated by this Agreement, Company shall pay Purchaser a fee of Six Hundred Thousand Dollars ($600,000), which the parties agree is a reasonable estimate of Purchaser's damages.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

     6.1. Entire Agreement. This Agreement, together with the Exhibits hereto, constitutes and sets forth the entire agreement and understanding of the parties pertaining to the subject matter hereof, and there are no other prior or contemporaneous written or oral agreements, understandings, undertakings, negotiations, promises, discussions, warranties or covenants not specifically referred to or contained herein or attached hereto. No supplement, modification, termination in whole or in part, or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

     6.2. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the other party.

     6.3. Headings. The headings or titles of the various paragraphs of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication or intention, limit, define, extend or affect the meaning or interpretation of this Agreement or the specific terms or text of the section so designated.

     6.4. Law Governing. This Agreement shall be governed in all respects, whether as to validity, construction, interpretation, capacity performance or otherwise, by the laws of the State of New York. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then and in that event, to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement or any other such instrument.

     6.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     6.6. Notices. All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date if delivered personally, or upon the second business day after it shall have been deposited by certified or registered mail with postage prepaid, or upon the next business day after it shall have been deposited with a nationally recognized overnight courier such as federal express, or sent by telex, telegram or telecopier, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):


 (a)      if to Company, to it at:                    with a copy to:

          iDial Networks, Inc.                        Gregory Sichenzia, Esquire
          2204 Timberloch Place, Suite 140            Sichenzia Ross Friedman Ference LLP
          The Woodlands, Texas 77380                  1065 Avenue of the Americas
          Attn: Mark T. Wood                          New York, NY 10018
          Fax: (281) 292-8083                         Fax: (212) 930-9725

                                       7

 (b)      if to Purchaser, to it at:                  with a copy to:

          Growth Enterprise Fund, S.A.                Oscar de la Guardia, Esquire
          Sea Orchard                                 Suntrust International Center
          Elms-Avenue Poole                           One Southeast 3rd Avenue, Suite 1820
          Dorsett BH14 8EE                            Miami, FL 33131
          United Kingdom                              Fax: (305) 402-7758
          Attn: David Phipps, Managing
          Director                                    and
          Fax:
                                                      James G. Smith, Esq.
                                                      Tarter Krinsky & Drogin LLP
                                                      470 Park Avenue South, 14th Floor
                                                      New York, NY 10016
                                                      Fax: (212) 481-9062

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective duly authorized officers and the individual parties have executed this Agreement as of the day and year first above written.

IDIAL NETWORKS, INC.                                 GROWTH ENTERPRISE FUND, S.A.



By:_________________________                         By:_________________________
Name: Mark T. Wood                                            Name:
Title: Chief Executive Officer                                Title:



                                                     GlobalNet Systems, Inc.



                                                      By:________________________
                                                              Name:
                                                              Title:


                                  Schedule 2.6
                                 Capitalization

There presently are warrants outstanding to purchase 166,667 shares of common stock of the Company. Mark Wood, an officer and director of the Company, holds a convertible promissory note in the principal amount of $905,918 that is convertible into shares of common stock of the Company at the conversion rate of $.0016 per share. The Company has no shares of common stock currently reserved in connection with outstanding debentures and warrants issued pursuant to Securities Purchase Agreement entered into on February 6, 2003, May 9, 2003 and August 22, 2003 (the "Debenture Agreements"); provided, however, the Company will be required to reserve shares of common stock pursuant to the Debenture Agreements upon filing its Certificate of Amendment to its Certificate of Incorporation. Under the Debenture Agreements, four investors hold convertible debentures and stock purchase warrants.



                                       9